Exhibit 107

Calculation of Filing Fee Table

Form S-1

Ispire Technology Inc.

Table 1. Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(o)			$15,000,000	.00014760	$2,214.00

Fees Previously Paid								0

Carry Forward Securities: None

Total Offering Amounts							$15,000,000	$2,214.00
Total Fees Previously Paid								$3,690.00
Total Fee Offsets								$0
Net Fee Due								$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.